Exhibit 8(o)(2)

Amendment No. 13 to Participation Agreement (Dreyfus)

AMENDMENT NO. 13 TO THE

FUND PARTICIPATION AGREEMENT

This Amendment is to the Fund Participation Agreement dated May 1, 2001, as amended, (“Agreement”) between Transamerica Life Insurance Company, Monumental Life Insurance Company, Transamerica Financial Life Insurance Company (each, “Insurance Company”), on behalf of themselves and on behalf of the Separate Accounts listed on Exhibit A of the Agreement, Dreyfus Variable Investment Fund, Dreyfus Investment Portfolios, The Dreyfus Socially Responsible Growth Fund, Inc. and the Dreyfus Stock Index Fund, Inc. (each as the “Fund”). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Agreement.

WHEREAS, the parties executed an amendment dated February 29, 2012, to add Confidential Information complying with Massachusetts privacy laws that shall hereafter be referred to as Amendment Number 12 to the Participation Agreement.

WHEREAS, the parties desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	The parties agree to combine Exhibit A and Exhibit B into a single exhibit hereby referenced as Exhibit A, as supplemented from time to time by a party, with notice to all other parties. Exhibit A and Exhibit B of the Agreement are hereby deleted in their entirety and replaced with the attached Exhibit A. All references to Exhibit B in the Agreement are hereafter a reference to Exhibit A.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: September 1, 2013

TRANSAMERICA LIFE INSURANCE COMPANY		TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By:	/s/ John Mallett	By:	/s/ John Mallett
Name:	John Mallett	Name:	John Mallett
Title:	Vice President	Title:	Vice President
Date:	10-7-13	Date:	10-7-13

MONUMENTAL LIFE INSURANCE COMPANY		ON BEHALF OF THOSE DREYFUS FUNDS LISTED ABOVE AS PARTIES TO THIS AGREEMENT

By:	/s/ John Mallett	By:	/s/ Bradley J. Skapyak
Name:	John Mallett	Name:	Bradley J. Skapyak
Title:	Vice President	Title:	President
Date:	10-7-13	Date:	10-9-13

EXHIBIT A

Revised September 1, 2013

SEPARATE ACCOUNTS:

Transamerica Life Insurance Company

Retirement Builder Variable Annuity Account

Separate Account VA-2L

PFL Corporate Account One

Separate Account VA-6

Separate Account VA-7

Separate Account VA-8

Separate Account VUL-A

Separate Account VUL-1

Separate Account VUL-2

Separate Account VUL-4

Separate Account VUL-5

Separate Account VUL-6

Separate Account VA Z

Transamerica Financial Life Insurance Company

Separate Account VA-2LNY

Separate Account VA-6NY

TFLIC Separate Account C

TFLIC Separate Account VNY

Separate Account VA GNY

TFLIC Separate Account VA C

Monumental Life Insurance Company

Separate Account VA CC

FUNDS	SHARE CLASS
The Dreyfus Socially Responsible Growth Fund, Inc.	Initial and Service

Dreyfus Investment Portfolios
Core Value Portfolio	Initial and Service
MidCap Stock Portfolio	Initial and Service
Small Cap Stock Index Portfolio	Service
Technology Growth Portfolio	Initial and Service

Dreyfus Variable Investment Fund
Appreciation Portfolio	Initial and Service
Growth and Income Portfolio	Initial and Service
International Equity Portfolio	Initial and Service
International Value Portfolio	Initial and Service
Money Market Portfolio
Opportunistic Small Cap Portfolio	Initial and Service
Quality Bond Portfolio	Initial and Service

Dreyfus Stock Index Fund, Inc.	Initial and Service

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